“The Next Chapter of the Energy Renaissance” 2014 Deloitte Oil & Gas Conference Thomas D. O’Malley Executive Chairman, PBF Energy November 18, 2014

Energy Policy and Conservation Act of 1975 An Act to increase domestic energy supplies and availability 2

Energy Security and Independence Act of 2007 An Act to move the United States toward greater energy independence and security 3

Comparing U.S. Crude Oil Production Source: U.S. Energy Information Agency 8,776 MB/D 8,382 MB/D 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 2014 YTD 1974 4 (T h o u sa n d s)

Comparing U.S. Crude Oil Imports 3,467 MB/D 7,055 MB/D 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 Source: U.S. Energy Information Agency 2014 YTD 1974 5 (T h o u sa n d s)

Comparing U.S. Refining Production U.S. Production U.S. Net Imports U.S. Refineries Utilization 1974 8,776 MB/D 70.0% 3,467 MB/D 30.0% 273 88.35% 2014 YTD 8,382 MB/D 54.0% 7,055 MB/D 46.0% 142 89.87% Source: U.S. Energy Information Agency 6

14 13 18 16 0 2 4 6 8 10 12 14 16 18 20 T h o u s a n d s Operable Capacity - MMB/D Gross Input - MMB/D U.S. Refining Utilization Source: U.S. Energy Information Agency 2014 YTD 2014 YTD 1974 1974 7

Principal U.S. Middle East Import Sources 1974 – MB/D 2014 – MB/D Saudi Arabia 435 1,285 Iraq 0 384 Kuwait 0 354 TOTAL 435 2,023 8 Source: U.S. Energy Information Agency

Net Clean Product Demand Clean Product Demand 1974 2014 YTD 9.5 MMB/D 12.8 MMB/D - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 9 (T h o u sa n d s) Source: U.S. Energy Information Agency

Net Clean Products Imports and Exports Net Clean Products Imports and Exports 500 MB/D (695) MB/D (800) (600) (400) (200) - 200 400 600 1974 2014 YTD 10 (T h o u sa n d s) Source: U.S. Energy Information Agency

Repeal of Crude Export Ban Will Increase Gas Prices  Crude export ban has resulted in lower U.S. crude prices. That is why producers want law changed  EIA Report (October 2014) concluded:  Lower U.S. crude prices and low natural gas prices have lead to increased crude runs by U.S. refiners and more gasoline production (page 14)  More U.S. gasoline production has resulted in declining U.S. gasoline prices vs. rest of the world (page 14)  Only logical conclusion is that if Export Ban is lifted:  U.S. oil prices will rise  U.S. refiners will reduce crude runs which will reduce gasoline production  Less U.S. gasoline production will lead to higher U.S. gasoline prices 11

Repeal Export Ban = Higher Oil Prices = Higher Gasoline Prices = Voter Anger 12

“There is nothing more uncommon than common sense” - Frank Lloyd Wright 13